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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                            STERLING CHEMICALS, INC.
                             AS OF DECEMBER 31, 2004


Owns 100% of:

Sterling Chemicals Energy, Inc., a Delaware corporation